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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                YOUCENTRIC, INC.

                         Adopted in accordance with the
                            provisions of Chapter 55
                    of the General Statutes of North Carolina


         ARTICLE 1. Name. The name of the corporation is YOUcentric, Inc.

         ARTICLE 2. Registered Office. The address of the current registered office of this corporation in the State of North Carolina is 6000 Fairview Road, Suite 405, Charlotte, North Carolina 28210, Mecklenburg County, and the name of the registered agent of this corporation in the State of North Carolina is Thomas M. Fedell. The mailing address of the registered office is that as in the previous sentence.

         ARTICLE 3. Authorized Shares. The following is a statement of the classes of capital stock which this corporation shall have the authority to issue and the preferences, privileges, rights, limitations and restrictions in respect of each class of stock.

                  A. Classes of Stock. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that this corporation is authorized to issue is fifty-seven million seventy-one thousand three hundred forty-six (57,071,346) shares. Fifty million (50,000,000) shares shall be Common Stock and seven million seventy-one thousand three hundred forty-six (7,071,346) shares shall be Preferred Stock.

                  B. Rights, Preferences and Restrictions of Preferred Stock. The Preferred Stock authorized by these Amended and Restated Articles of Incorporation may be issued from time to time in one or more series. The rights, preferences, privileges, and restrictions granted to and imposed on the Series A Preferred Stock, which series shall consist of four million one hundred fifty-nine thousand four hundred forty-six (4,159,446) shares (the "Series A Preferred Stock"), and the Series B Preferred Stock, which series shall consist of two million nine hundred eleven thousand nine hundred (2,911,900) shares (the "Series B Preferred Stock"), are as set forth below in this Section B of Article 3.

                  1. Dividend Provisions.

                  (a) (i) The holders of shares of Series A Preferred Stock shall be entitled to receive cumulative dividends, out of any assets legally available therefor, prior and in


AMENDED AND RESTATED
preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Common Stock of this corporation, at the rate of $0.13463 per share per annum (as adjusted for any stock splits, stock dividends, recapitalizations or the like), payable upon (A) the closing of an underwritten public offering of this corporation's securities pursuant to an effective registration statement under the Securities Act of 1933, as amended (a "Public Offering"), (B) any merger or consolidation of this corporation with one or more other corporations in which the shareholders of this corporation immediately before such merger or consolidation hold, directly or indirectly, shares representing less than a majority of the voting power of the outstanding stock of the surviving corporation, (C) a sale of all or substantially all of the assets of this corporation or (D) the acquisition of this corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of this corporation (each of (A), (B), (C) and (D) referred to herein as a "Liquidity Event"). In addition, the holders of shares of Series A Preferred Stock shall be entitled to receive accrued but unpaid dividends, out of any assets legally available therefor, as set forth in Section 3 hereof. Such dividends shall be cumulative. This corporation will not pay any dividend on the Series B Preferred Stock or the Common Stock unless and until it has first paid to the holders of Series A Preferred Stock any dividend required by this Section 1.

                           (ii) The holders of shares of Series B Preferred
Stock shall be entitled to receive noncumulative dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Common Stock of this corporation, at the rate of $0.8414 per share per annum (as adjusted for any stock splits, stock dividends, recapitalizations or the like), payable only when, as and if declared by the Board of Directors. The right to receive such dividends on shares of Series B Preferred Stock shall not be cumulative and no right shall accrue to holders of Series B Preferred Stock by reason of the fact that dividends on such shares are not declared in any prior year, nor shall any undeclared or unpaid dividends bear or accrue interest. In addition, the holders of shares of Series B Preferred Stock shall be entitled to receive declared but unpaid dividends, out of any assets legally available therefor, as set forth in Section 3 hereof. This corporation will not pay any dividend on the Common Stock unless and until it has first paid to the holders of Series B Preferred Stock any dividend required by this Section 1.

                  (b) Upon payment of the dividends pursuant to subsection (a) of this Section 1, all other dividends, payable when, as and if declared by the Board of Directors, shall be distributed among the holders of Series A Preferred Stock, Series B Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each


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AMENDED AND RESTATED
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(assuming full conversion of all such shares of Series A Preferred Stock and
Series B Preferred Stock).

                  2. Liquidation Preference.

                  (a) In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, (i) the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (A) $1.92333 for each outstanding share of Series A Preferred Stock (the "Original Series A Issue Price") and (B) an amount equal to accrued but unpaid cumulative dividends on such share (subject to adjustment of such fixed dollar amounts for any stock splits, stock dividends, combinations, recapitalizations or the like); and (ii) the holders of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (A) $12.02 for each outstanding share of Series B Preferred Stock (the "Original Series B Issue Price") and (B) an amount equal to declared but unpaid noncumulative dividends on such share (subject to adjustment of such fixed dollar amounts for any stock splits, stock dividends, combinations, recapitalizations or the like). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock and Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of this corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock and Series B Preferred Stock in proportion to the preferential amount that each such holder would otherwise be entitled to receive.

                  (b) Upon completion of the distribution required by subsection
(a) of this Section 2, all of the remaining assets of this corporation available for distribution to stockholders shall be distributed among the holders of Series A Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming full conversion of all such shares of Series A Preferred Stock).

                  (c) (i) For purposes of this Section 2, a liquidation, dissolution or winding up of this corporation shall be deemed to be occasioned by, or to include (unless the holders of at least a majority of the Series A Preferred Stock and Series B Preferred Stock then outstanding (voting together as a single class) shall determine otherwise), (A) any merger or consolidation of this corporation with one or more other corporations in which the stockholders of this corporation immediately before such merger or consolidation hold, directly or indirectly, shares representing less than a majority of the voting power of the outstanding stock of the surviving corporation, (B) any sale of all or substantially all of the assets of this corporation or (C) the acquisition of this corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation)


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AMENDED AND RESTATED
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that results in the transfer of fifty percent (50%) or more of the outstanding voting power of this corporation.

                           (ii) In any of such events, if the consideration
received by this corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

                                    (A) Securities not subject to investment
letter or other similar restrictions on free marketability covered by (B) below:

                                             (1) If traded on a securities
exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty (30) day period ending three (3) days prior to the closing;

                                             (2) If actively traded
over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

                                             (3) If there is no active public
market, the value shall be the fair market value thereof, as mutually determined by this corporation and the holders of at least a majority of the voting power of all then outstanding shares of Series A Preferred Stock and Series B Preferred Stock (voting together as a single class).

                                    (B) The method of valuation of securities
subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by this corporation and the holders of at least a majority of the voting power of all then outstanding shares of such Series A Preferred Stock and Series B Preferred Stock (voting together as a single class).

                           (iii) In the event the requirements of this
subsection 2(d) are not complied with, this corporation shall forthwith either:

                                    (A) cause such closing to be postponed until
such time as the requirements of this Section 2 have been complied with; or

                                    (B) cancel such transaction, in which event
the rights, preferences and privileges of the holders of the Series A Preferred Stock and Series B Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(d)(iv) hereof.


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AMENDED AND RESTATED
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                           (iv) This corporation shall give each holder of
record of Series A Preferred Stock and/or Series B Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and this corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after this corporation has given the first notice provided for herein or sooner than ten (10) days after this corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Series A Preferred Stock and Series B Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of Series A Preferred Stock and Series B Preferred Stock (voting together as a single class).

                  3. Redemption.

                  (a) (i) In the event this corporation has not closed a Public Offering by May 13, 2004, at any time thereafter this corporation shall, within forty-five (45) days of receiving a written request for the redemption of the Series A Preferred Stock signed by holders owning at least a majority of the then outstanding shares of Series A Preferred Stock (the "Series A Redemption Request"), redeem in cash at the Series A Redemption Price (as defined below) for each such share, to the extent it may lawfully do so and except as otherwise provided herein, all of shares of Series A Preferred Stock requested to be redeemed in the Series A Redemption Request (the payment date being referred to herein as the "Series A Redemption Date") by paying therefor an amount per share equal to the sum of (i) the Original Series A Issue Price (as adjusted for any stock splits, stock dividends, recapitalizations or the like), (ii) all accrued but unpaid cumulative dividends on each such share of Series A Preferred Stock, and (iii) an amount equal to the fair market value of the Common Stock into which such share of Series A Preferred Stock is then convertible in accordance with Section 4 below (collectively, the "Series A Redemption Price"). Any redemption of Series A Preferred Stock effected pursuant to this subsection 3(a) shall be made on a pro rata basis among the holders of the Series A Preferred Stock in proportion to the number of shares of Series A Preferred Stock held by such holders. For purposes of this Section 3, the fair market value of the Common Stock shall be as mutually determined by this corporation and the holders of at least a majority of the voting power of all then outstanding shares of Series A Preferred Stock.

                           (ii) In the event this corporation has not closed a
Public Offering by May 13, 2004, at any time thereafter this corporation shall, within forty-five (45) days of receiving a written request for the redemption of the Series B Preferred Stock signed by holders owning at least a majority of the then outstanding shares of Series B Preferred Stock (the "Series


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AMENDED AND RESTATED

B Redemption Request"), redeem in cash at the Series B Redemption Price (as defined below) for each such share, to the extent it may lawfully do so and except as otherwise provided herein, all of shares of Series B Preferred Stock requested to be redeemed in the Series B Redemption Request (the payment date being referred to herein as the "Series B Redemption Date") by paying therefor an amount per share equal to the sum of (i) the Original Series B Issue Price (as adjusted for any stock splits, stock dividends, recapitalizations or the like), and (ii) all declared but unpaid noncumulative dividends on each such share of Series B Preferred Stock (collectively, the "Series B Redemption Price"). Any redemption of Series B Preferred Stock effected pursuant to this subsection 3(a) shall be made on a pro rata basis among the holders of the Series B Preferred Stock in proportion to the number of shares of Series B Preferred Stock held by such holders.

                  (b) At least fifteen (15) but no more than thirty (30) days prior to the Series A Redemption Date or the Series B Redemption Date, as the case may be, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A Preferred Stock and the Series B Preferred Stock, as the case may be, to be redeemed, at the address last shown on the records of this corporation for such holder, notifying such holder of the redemption to be effected on the Series A Redemption Date and the Series B Redemption Date, as the case may be, specifying the number of shares to be redeemed from such holder, the Series A Redemption Date and the Series B Redemption Date, as the case may be, the Series A Redemption Price and the Series B Redemption Price, as the case may be, the place at which payment may be obtained and calling upon such holder to surrender to this corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). Except as provided in subsection (3)(c), on or after the Series A Redemption Date and the Series B Redemption Date, each holder of Series A Preferred Stock and Series B Preferred Stock to be redeemed on such Series A Redemption Date and Series B Redemption Date shall surrender to this corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Series A Redemption Price and the Series B Redemption Price, as the case may be, shall be paid to the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                  (c) From and after each Series A Redemption Date or Series B Redemption Date, as the case may be, unless there shall have been a default in payment of the Series A Redemption Price or the Series B Redemption Price, as the case may be, all rights of the holders of shares of Series A Preferred Stock and Series B Preferred Stock designated for redemption on such Series A Redemption Date or Series B Redemption Date in the Redemption Notice as holders of Series A Preferred Stock (except the right to receive the Series A Redemption Price without interest upon surrender of their certificate or certificates) or Series B Preferred Stock


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AMENDED AND RESTATED

(except the right to receive the Series B Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of this corporation legally available for redemption of shares of Series A Preferred Stock and Series B Preferred Stock on a Redemption Date are insufficient to redeem the total number of shares of Series A Preferred Stock and Series B Preferred Stock to be redeemed on such Redemption Date, those funds that are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares of Series A Preferred Stock and Series B Preferred Stock to be redeemed such that each holder of a share of Series A Preferred Stock or Series B Preferred Stock will receive its pro rata percentage of such legally available funds, such pro rata percentage to equal
(i) the amount that would have been payable to such holder for the shares to be redeemed if funds had been legally available to redeem all shares of Series A Preferred Stock and Series B Preferred Stock of such holder to be redeemed on such Redemption Date, divided by (ii) the amount that would have been payable to all such holders for the shares to be redeemed if funds were legally available to redeem all shares of Series A Preferred Stock and Series B Preferred Stock to be redeemed on such Redemption Date. The shares of Series A Preferred Stock or Series B Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided in these Amended and Restated Articles of Incorporation. At any time thereafter when additional funds of this corporation are legally available for the redemption of shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, such funds will immediately be used to redeem the balance of the shares that this corporation has become obliged to redeem on any Series A Redemption Date or Series B Redemption Date, as the case may be, but that it has not redeemed. If this corporation lacks legally sufficient funds at the time of request to effect the timely redemption of the Series A Preferred Stock or the Series B Preferred Stock, as the case may be, then this corporation shall pay, on each six-month anniversary following the Series A Redemption Date or the Series B Redemption Date, as the case may be, and each subsequent six-month anniversary date until all shares of Series A Preferred Stock and/or Series B Preferred Stock, as the case may be, have been redeemed, a dividend on each outstanding unredeemed share of Series A Preferred Stock or Series B Preferred Stock, as the case may be, in an amount equal to the product of the Original Series A Issue Price or the Original Series B Issue Price, as the case may be (such amount per share to be appropriately adjusted to reflect any subsequent stock dividends, combinations, splits, recapitalizations and the like) and the annualized rate of eight percent (8%) per share, compounded monthly.

                  (d) After the receipt of a Redemption Notice, on or prior to the Redemption Date, this corporation shall deposit the Series A Redemption Price or the Series B Redemption Price, as the case may be, of all shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, designated for redemption on such Series A Redemption Date or Series B Redemption Date, as the case may be, in the Redemption Notice, and not yet redeemed or converted, with a bank or trust corporation having aggregate capital and surplus in excess of $100,000,000 as a trust fund for the benefit of the respective holders of the shares designated for


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AMENDED AND RESTATED
redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust corporation to publish the notice of redemption thereof and pay the Series A Redemption Price or the Series B Redemption Price, as the case may be, for such shares to their respective holders on or after the Series A Redemption Date or the Series B Redemption Date, as the case may be, upon receipt of notification from this corporation that such holder has surrendered his, her or its share certificate to this corporation pursuant to subsection 3(b) above. As of the date of such deposit (even if prior to the Series A Redemption Date or the Series B Redemption Date, as the case may be), the deposit shall constitute full payment of the shares to their holders, and from and after the date of the deposit the shares so called for redemption shall be redeemed and shall be deemed to be no longer outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust corporation payment of the Series A Redemption Price or the Series B Redemption Price, as the case may be, of the shares, without interest, upon surrender of their certificates therefor. Such instructions shall also provide that any moneys deposited by this corporation pursuant to this subsection (3)(d) for the redemption of shares thereafter converted into shares of this corporation's Common Stock pursuant to Section (B)(4) of this Article prior to the Series A Redemption Date or the Series B Redemption Date, as the case may be, shall be returned to this corporation forthwith upon such conversion. The balance of any moneys deposited by this corporation pursuant to this subsection
(3)(d) remaining unclaimed at the expiration of two (2) years following the Series A Redemption Date or the Series B Redemption Date, as the case may be, shall thereafter be returned to this corporation upon its request expressed in a resolution of its Board of Directors.

                  4. Conversion. The holders of the Series A Preferred Stock and Series B Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                  (a) Right to Convert. Each share of Series A Preferred Stock and Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of this corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by (i) in the case of the Series A Preferred Stock, dividing the Original Series A Issue Price by the Series A Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion; and (ii) in the case of the Series B Preferred Stock, dividing the Original Series B Issue Price by the Series B Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The Series A Conversion Price per share for shares of Series A Preferred Stock as of March 3, 2000 is $1.92333 and the initial Series B Conversion Price per share for shares of Series B Preferred Stock shall be the Original Series B Issue Price; provided, however, that the Series A Conversion Price and the Series B Conversion Price shall be subject to adjustment as set forth in subsection 4(d). Notwithstanding the foregoing, in the event that any shares of Series A Preferred Stock are converted (either voluntarily or automatically under this Section 4) (i) in connection with a Liquidity Event or (ii) at any time after May 13, 2004, the holders of the Series


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AMENDED AND RESTATED

A Preferred Stock shall upon conversion receive in the aggregate (A) an amount per share in cash equal to the Original Series A Issue Price (as adjusted for any stock splits, stock dividends, recapitalizations or the like) plus all accrued but unpaid cumulative dividends on such share, which shall be paid out of legally available funds within two business days after such conversion, unless such conversion occurs in connection with any Liquidity Event other than a Public Offering, in which case the Conversion Payment (as defined below) shall be paid to the holders of Series A Preferred Stock concurrently with the Liquidity Event; provided that in the event of a pooling of interests transaction or series of transactions, the holders of Series A Preferred Stock shall receive, in lieu of any cash payment under this clause (A), that number of shares of Common Stock of this corporation equal to the quotient obtained by dividing (i) the product of the Original Series A Issue Price (as adjusted for any stock splits, stock dividends, recapitalizations or the like) and the number of shares of Series A Preferred Stock to be converted by (ii) the per share fair market value of the Common Stock as mutually determined by this corporation and the holders of at least a majority of the voting power of all then outstanding shares of Series A Preferred Stock; and (B) four million one hundred fifty-nine thousand four hundred forty-six (4,159,446) shares of Common Stock (as adjusted for any stock splits, stock dividends, recapitalizations or the like) (collectively, the "Conversion Payment"); provided, that if the funds of this corporation legally available for any cash portion of such Conversion Payment are insufficient to make such Conversion Payment in full to each holder of Common Stock issued upon conversion of the Series A Preferred Stock (the "Converted Series A"), then the entire funds of this corporation legally available for distribution shall be distributed ratably among the holders of the Converted Series A. At any time thereafter when additional funds of this corporation are legally available for the payment of the balance of the cash portion of the Conversion Payment, such funds will immediately be used to make the additional Conversion Payments ratably to the holders of the Converted Series A. For so long as any portion of the cash portion of the Conversion Payments due hereunder remains unpaid, such unpaid amount shall accrue interest at the annualized rate of eight percent (8%), compounded monthly. Notwithstanding the foregoing, in the event the funds of this corporation legally available for any cash portion of such Conversion Payment are insufficient to make such cash portion of such Conversion Payment in full to each holder of Converted Series A, each such holder shall have the option to acquire, in lieu of such cash portion of the Conversion Payment, that number of shares of Common Stock of this corporation as is obtained by dividing the amount of the cash portion of the Conversion Payment as has yet to be paid to such holder by (a) in the case of a conversion in connection with a Liquidity Event, the per share price of the Common Stock of this corporation as of the closing of such Liquidity Event, or (b) in the case of a conversion after May 13, 2004, the per share fair market value of the Common Stock as mutually determined by this corporation and the holders of at least a majority of the voting power of all then outstanding shares of Series A Preferred Stock.

                  (b) Automatic Conversion. Each share of Series A Preferred Stock and Series B Preferred Stock shall automatically be converted into shares of Common Stock in accordance with Section 4(a) above immediately upon the earlier of (i) this corporation's sale of its Common


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AMENDED AND RESTATED

Stock in an underwritten public offering pursuant to a registration statement on Form S-1 or Form SB-2 under the Securities Act of 1933, as amended, which results in gross proceeds to this corporation of at least $20,000,000 or (ii) with respect to the Series A Preferred Stock, the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series A Preferred Stock and, with respect to Series B Preferred Stock, the date specified by written consent or agreement of the holders of a majority of the then outstanding Series B Preferred Stock.

                  (c) Mechanics of Conversion. Before any holder of Series A Preferred Stock or Series B Preferred Stock shall be entitled to convert the same into shares of Common Stock, he, she or it shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Series A Preferred Stock or Series B Preferred Stock, as the case may be, and shall give written notice to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock or Series B Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock or Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Series A Preferred Stock or Series B Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the persons entitled to receive the Common Stock upon conversion of the Series A Preferred Stock or Series B Preferred Stock shall not be deemed to have converted such Series A Preferred Stock or Series B Preferred Stock until immediately prior to the closing of such sale of securities.

                  (d) Conversion Price Adjustments of Preferred Stock for Certain Dilutive Issuances, Splits and/or Combinations. The Series A Conversion Price and/or the Series B Conversion Price (each, a "Conversion Price") shall be subject to adjustment from time to time as follows:

                           (i)      (A) If this corporation shall issue, after
March 3, 2000, any Additional Stock (as defined below) without consideration or for a consideration per share less than the Series A Conversion Price or the Series B Conversion Price, as the case may be, in effect immediately prior to the issuance of such Additional Stock, the Conversion Price in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction,


                                       10
AMENDED AND RESTATED
the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including shares of Common Stock deemed to be issued pursuant to subsection 4(d)(i)(E)(1) or (2)) plus the number of shares of Common Stock that the aggregate consideration received by this corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including shares of Common Stock deemed to be issued pursuant to subsection 4(d)(i)(E)(1) or (2)) plus the number of shares of such Additional Stock. In addition, in the event of this corporation's sale of its Common Stock in an underwritten public offering pursuant to a registration statement on Form S-1 or Form SB-2 under the Securities Act of 1933, as amended, (which may include shares sold for the account of persons other than this corporation) (the "IPO") where the offering price to the public per share of Common Stock (the "IPO Price") is less than $24.04 (as appropriately adjusted for any stock splits, stock dividends, recapitalizations or the like effected with respect to the Common Stock after March 3, 2000 and through and including the closing of the IPO effected or declared with respect to the Common Stock); then the Series B Conversion Price shall forthwith be adjusted immediately prior to the IPO to be one-half of the IPO Price; provided, however, that in no event shall the Series B Conversion Price be adjusted pursuant to this subsection to be less than $9.61 (as appropriately adjusted for any stock splits, stock dividends, recapitalizations or the like effected with respect to the Common Stock after March 3, 2000 and through and including the closing of the IPO effected or declared with respect to the Common Stock.)

                                    (B) No adjustment of the Series A Conversion
Price or Series B Conversion Price, as the case may be, shall be made in an amount less than one cent per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections (E)(3) and (E)(4), no adjustment of such Conversion Price pursuant to this subsection 4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                                    (C) In the case of the issuance of Common
Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                                    (D) In the case of the issuance of the
Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.


                                       11
AMENDED AND RESTATED

                                    (E) In the case of the issuance on or after
March 3, 2000 of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 4(d)(i) and subsection 4(d)(ii):

                                             (1) The aggregate maximum number of
shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 4(d)(i)(C) and (d)(i)(D)), if any, received by this corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights for the Common Stock covered thereby.

                                             (2) The aggregate maximum number of
shares of Common Stock deliverable upon conversion of, or in exchange for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by this corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by this corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 4(d)(i)(C) and (d)(i)(D)).

                                             (3) In the event of any change in
the number of shares of Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof (unless such options or rights or convertible or exchangeable securities were merely deemed to be included in the numerator and denominator for purposes of determining the number of shares of Common Stock outstanding for purposes of subsection 4(d)(i)(A)), the Series A Conversion Price and/or the Series B Conversion Price, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                                             (4) Upon the expiration of any such
options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Series A Conversion Price


                                       12
AMENDED AND RESTATED
and/or the Series B Conversion Price, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities (unless such options or rights were merely deemed to be included in the numerator and denominator for purposes of determining the number of shares of Common Stock outstanding for purposes of subsection 4(d)(i)(A)), shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                                             (5) The number of shares of Common
Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 4(d)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 4(d)(i)(E)(3) or (4).

                           (ii) "Additional Stock" shall mean any shares of
Common Stock issued (or deemed to have been issued pursuant to subsection 4(d)(i)(E)) by this corporation after March 3, 2000, other than:

                                    (A) Common Stock issued pursuant to a
transaction described in subsection 4(d)(iii) hereof;

                                    (B) up to three hundred thousand (300,000)
shares of Common Stock issued or issuable upon exercise of warrants or other securities or rights pursuant to equipment lease financings or bank credit arrangements approved by the Board of Directors;

                                    (C) shares of Common Stock whose issuance is
approved of by holders of a majority of the Series A Preferred Stock and the Series B Preferred Stock (voting together as a single class on an as-converted basis and not as separate series);

                                    (D) shares of Common Stock issued or
issuable upon conversion of the Series A Preferred Stock or the Series B Preferred Stock or as dividends or distributions on the Series A Preferred Stock or the Series B Preferred Stock;

                                    (E) up to five million one hundred
thirty-five thousand eighty (5,135,080) shares issuable or issued to employees, consultants or directors of this corporation pursuant to stock option plan(s), restricted stock plan(s) and/or agreements approved by the Board of Directors of this corporation; or

                                    (F) up to one hundred twenty-four thousand
seven hundred eighty-two (124,782) shares of Common Stock issuable upon exercise of warrants issued to Haas Financial Advisors, Inc.


                                       13
AMENDED AND RESTATED

                           (iii) In the event this corporation should at any
time or from time to time after March 3, 2000, fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Series A Conversion Price and the Series B Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

                           (iv) If the number of shares of Common Stock
outstanding at any time after March 3, 2000, is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Series A Conversion Price and the Series B Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

                  (e) Other Distributions. In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4(d)(iii), then, in each such case for the purpose of this subsection 4(e), the holders of the Series A Preferred Stock and the Series B Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of this corporation into which their shares of Series A Preferred Stock or Series B Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of this corporation entitled to receive such distribution.

                  (f) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or Section 2) provision shall be made so that the holders of the Series A Preferred Stock and the Series B Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock and the Series B Preferred Stock the number of shares of stock or other securities or property of this corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series A Preferred Stock and the Series B Preferred Stock after the recapitalization to the end


                                       14
AMENDED AND RESTATED
that the provisions of this Section 4 (including adjustment of the Series A Conversion Price and the Series B Conversion Price then in effect and the number of shares issuable upon conversion of the Series A Preferred Stock and the Series B Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                  (g) No Impairment. This corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock and the Series B Preferred Stock against impairment.

                  (h) No Fractional Shares and Certificate as to Adjustments.

                           (i) No fractional shares shall be issued upon the
conversion of any share or shares of the Series A Preferred Stock and the Series B Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock and Series B Preferred Stock respectively the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                           (ii) Upon the occurrence of each adjustment or
readjustment of the Series A Conversion Price and/or the Series B Conversion Price pursuant to this Section 4, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock and/or Series B Preferred Stock, as the case may be, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Series A Preferred Stock or Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect, and
(C) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of Series A Preferred Stock or Series B Preferred Stock, as the case may be.

                  (i) Notices of Record Date. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other


                                       15
AMENDED AND RESTATED
securities or property, or to receive any other right, this corporation shall mail to each holder of Series A Preferred Stock and/or Series B Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                  (j) Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock and the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock and the Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock and Series B Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series A Preferred Stock and/or Series B Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to these Amended and Restated Articles of Incorporation.

                  (k) Notices. Any notice required by the provisions of this
Section 4 to be given to the holders of shares of Series A Preferred Stock and/or Series B Preferred Stock shall be deemed given three days after written notice thereof is deposited in the United States mail or with a reputable overnight courier, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

                  5. Voting Rights.

                  (a) General Voting Rights. The holder of each share of Series A Preferred Stock or Series B Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series A Preferred Stock or Series B Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series A Preferred Stock and Series B Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).


                                       16
AMENDED AND RESTATED

                  (b) Voting for the Election of Directors. The holders of outstanding Common Stock shall be entitled to elect four (4) directors of this corporation at each annual election of directors. So long as any shares of Series A Preferred Stock or Series B Preferred Stock are outstanding, (i) the holders of such shares of Series A Preferred Stock shall be entitled to elect one (1) director of this corporation at each annual election of directors, (ii) the holders of such shares of Series B Preferred Stock shall be entitled to elect one (1) director of this corporation at each annual election of directors, and (iii) the holders of Series A Preferred Stock, Series B Preferred Stock and Common Stock (voting together as a single class on an as-converted basis and not as separate series) shall be entitled to elect any remaining directors of this corporation.

                  In the case of any vacancy (other than a vacancy caused by removal) in the office of a director occurring among the directors elected by the holders of a class or series of stock pursuant to this Section 5(b), the remaining directors so elected by that class or series may by affirmative vote of a majority thereof (or the remaining director so elected if there be but one, or if there are no such directors remaining, by the affirmative vote of the holders of a majority of the shares of that class or series), elect a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant. Any director who shall have been elected by the holders of a class or series of stock or by any directors so elected as provided in the immediately preceding sentence hereof may be removed during the aforesaid term of office, either with or without cause, by, and only by, the affirmative vote of the holders of the shares of the class or series of stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of that class or series of stock represented at the meeting or pursuant to unanimous written consent.

                  6. Protective Provisions.

                  (a) So long as any shares of Series A Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock:

                           (i) authorize or issue, or obligate itself to issue,
any other equity security, including any other security convertible into or exercisable for any equity security having a preference over or on parity with the Series A Preferred Stock with respect to any matter;

                           (ii) amend or waive any provisions of the Amended and
Restated Articles of Incorporation or Bylaws of this corporation so as to alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock;


                                       17
AMENDED AND RESTATED

                           (iii) redeem or repurchase any outstanding stock
other than pursuant to repurchase provisions set forth in Section 3 of these Amended and Restated Articles of Incorporation or pursuant to rights in agreements with employees, directors or consultants to repurchase such stock at the original issue price in connection with termination of service;

                           (iv) declare or pay any dividends on the Common
Stock;

                           (v) sell, convey, or otherwise dispose of all or
substantially all of its assets, property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any transaction or series of related transactions in which the shareholders of this corporation immediately prior to such transaction or transactions own less than fifty percent (50%) of the outstanding voting power of the surviving corporation or as a result of which a majority of the outstanding capital stock of this corporation is transferred; provided, however, that no consent of the holders of Series A Preferred Stock shall be required, other than as required by applicable law, for (A) any such transaction or series of related transactions which is consummated on or prior to May 13, 2001 and the per share valuation of which is at least $4.81 (as adjusted for any stock splits, stock dividends, recapitalizations or the like), or (B) any such transaction or series of related transactions which is consummated after May 13, 2001 and the per share valuation of which is at least $7.21 (as adjusted for any stock splits, stock dividends, recapitalizations or the like);

                           (vi) increase or decrease (other than by redemption
or conversion) the total number of authorized shares of Preferred Stock;

                           (vii) grant, authorize or issue, or obligate itself
to issue, any options or restricted stock awards to purchase the capital stock of this corporation; provided, however, that the restriction set forth in this subsection 6(a)(vii) shall not apply to (A) the first five million one hundred thirty-five thousand eighty (5,135,080) of such equity awards so long as such equity awards are made, authorized or issued pursuant to stock option plan(s), restricted stock plan(s) or agreements approved by the Board of Directors of this corporation, and (B) warrants to purchase up to one hundred twenty-four thousand seven hundred eighty-two (124,782) shares of Common Stock issued to Haas Financial Advisors, Inc.; or

                           (viii) change the authorized number of directors of
this corporation to other than seven (7).

                  (b) So long as any shares of Series B Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock:


                                       18
AMENDED AND RESTATED

                           (i) authorize or issue, or obligate itself to issue,
any other equity security, including any other security convertible into or exercisable for any equity security having a preference over the Series B Preferred Stock with respect to any matter;

                           (ii) amend or waive any provisions of the Amended and
Restated Articles of Incorporation or Bylaws of this corporation so as to alter or change the rights, preferences or privileges of the shares of Series B Preferred Stock;

                           (iii) redeem or repurchase any outstanding stock
other than pursuant to repurchase provisions set forth in Section 3 of these Amended and Restated Articles of Incorporation or pursuant to rights in agreements with employees, directors or consultants to repurchase such stock at the original issue price in connection with termination of service;

                           (iv) declare or pay any dividends on the Common Stock
unless an equivalent dividend is declared or paid, as the case may be, on the Series B Preferred Stock;

                           (v) sell, convey, or otherwise dispose of all or
substantially all of its assets, property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any transaction or series of related transactions in which the shareholders of this corporation immediately prior to such transaction or transactions own less than fifty percent (50%) of the outstanding voting power of the surviving corporation or as a result of which a majority of the outstanding capital stock of this corporation is transferred; provided, however, that no consent of the holders of Series B Preferred Stock shall be required, other than as required by applicable law, for any such transaction or series of related transactions in which the per share valuation of which is at least $18.03 (as adjusted for any stock splits, stock dividends, recapitalizations or the like);

                           (vi) increase or decrease (other than by redemption
or conversion) the total number of authorized shares of Series B Preferred
Stock;

                           (vii) grant, authorize or issue, or obligate itself
to issue, any equity awards to purchase the capital stock of this corporation; provided, however, that the restriction set forth in this subsection 6(b)(vii) shall not apply to (i) the first five million one hundred thirty-five thousand eighty (5,135,080) of such equity awards so long as such equity awards are made, authorized or issued pursuant to stock option plan(s), restricted stock plan(s) or agreements approved by the Board of Directors of this corporation, and (ii) warrants to purchase up to one hundred twenty-four thousand seven hundred eighty-two (124,782) shares of Common Stock issued to Haas Financial Advisors, Inc.; or

                           (viii) change the authorized number of directors of
this corporation to other than seven (7).


                                       19
AMENDED AND RESTATED

                  7. Status of Redeemed or Converted Stock. In the event any shares of Series A Preferred Stock or Series B Preferred Stock shall be redeemed or converted pursuant to Section 3 or Section 4 hereof, the shares so redeemed or converted shall be cancelled and shall not be issuable by this corporation. The Amended and Restated Articles of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in this corporation's authorized capital stock.

                  C. Common Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Common Stock are as set forth below in this Section C.

                  1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of this corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

                  2. Liquidation Rights. Upon the liquidation, dissolution or winding up of this corporation, the assets of this corporation shall be distributed as provided in Section B(2) above.

                  3. Voting Rights. The holder of each share of Common Stock shall have the right to one vote for each such share, and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

         ARTICLE 4. The names and mailing addresses of the incorporators are as follows:

         Name                               Address

         Karl Johnson                       196 Tawny Bank Drive
                                            Mooresville, NC  28115

         Thomas M. Fedell                   10628 Tyne Court
                                            Charlotte, NC  28210

         Robert Kear                        4721 Myers Lane
                                            Harrisburg, NC  28075


                                       20
AMENDED AND RESTATED

         ARTICLE 5. Indemnification.

                  A. Any person who at any time serves or has served as a director or officer of this corporation, or in such capacity, or in the capacity of a partner, trustee, employee or agent, at the request of this corporation for any other foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or as trustee or administrator under an employee benefit plan, shall have a right to be indemnified by this corporation to the fullest extent permitted by law against (a) costs and expenses, including attorneys' fees and expenses, actually and necessarily incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether or not brought by or on behalf of this corporation, seeking to hold him liable by reason of the fact that he is or was acting in such capacity, and (b) payments made by him in satisfaction of any judgment, money decree, fine, penalty or settlement for which he may have become liable in any such action, suit or proceeding.

                  B. To the extent permitted by law, expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding shall be paid by this corporation in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified hereunder by this corporation. If a person claiming a right to indemnification under this Article 5 obtains a non-appealable judgment against this corporation requiring it to pay substantially all of the amount claimed, the claimant shall be entitled to recover from this corporation the reasonable expense (including reasonable legal fees) of prosecuting the action against this corporation to collect the claim.

                  C. Notwithstanding the foregoing provisions, this corporation shall not indemnify or agree to indemnify any person against liability or litigation expense he may incur (i) on account of such person's activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of this corporation; or (ii) as a result of any improper benefit realized by such person.

                  D. The Board of Directors of this corporation shall take all such action as may be necessary and appropriate to authorize this corporation to pay the indemnification required by this Article 5, including without limitation, to the extent needed, making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him and giving notice to, and obtaining approval by, the shareholders of this corporation.

                  E. Any person who at any time serves or has served in any of the aforesaid capacities for or on behalf of this corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be


                                       21
AMENDED AND RESTATED
exclusive of any other rights to which such person may be entitled apart from the provision of this Article 5.

                  F. The indemnification extended to a person that has qualified for indemnification under this Article 5 shall not be terminated when the person has ceased to be a director or officer for all causes of action against the indemnified party based on acts and events occurring prior to the termination of the relationship with this corporation and shall inure to the benefit of the heirs, executors and administrators of such person.

                  G. To the extent permitted by law, the rights granted herein shall not be limited by the provisions contained in Section 55-8-51 of the North Carolina General Statutes or any successor to such statute.

                  H. To the fullest extent permitted under current law or future amendments to the law, a director of this corporation shall not be liable to this corporation or its shareholders for monetary damages for breach of his or her duty as a director; provided, however, that the following shall not be included in this limitation of liability: (a) acts or omissions that the director at the time of such breach knew or believed were clearly in conflict with the best interests of this corporation, (b) any liability under North Carolina General Statutes Section 55-8-33, or (c) participation in any transaction from which the director derived an improper personal benefit. As used herein, the term "improper personal benefit" does not include a director's reasonable compensation or other reasonable incidental benefit for or on account of his or her services as director, officer, employee, independent contractor, attorney or consultant of this corporation.

         ARTICLE 6. Amendments. From time to time any of the provisions of these Amended and Restated Articles of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of North Carolina at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of this corporation by these Amended and Restated Articles of Incorporation are granted subject to the provisions of this Article.


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AMENDED AND RESTATED